Built to Last

3Q 16

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Third Quarter 2016

Financial Supplement
Corporate Information	Third Quarter 2016

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of September 30, 2016, the company's 144 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 22.8 million square feet, excluding approximately 1.3 million square feet of space under active development and 1.1 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Canaccord Genuity	Citigroup	Cowen
Michael J. Funk	Ross Smotrich	Paul Morgan	Michael Bilerman	Colby Synesael
(646) 855-5664	(212) 526-2306	(212) 389-8128	(212) 816-1383	(646) 562-1355

Jeffrey Spector	Dan Occhionero	Joseph Ng	Emmanuel Korchman	Jonathan Charbonneau
(646) 855-1363	(212) 526-7164	(212) 389-8096	(212) 816-1382	(646) 562-1356

Deutsche Bank	Green Street Advisors	Jefferies	JP Morgan	KeyBanc
Vincent Chao	Lukas Hartwich	Jonathan Petersen	Richard Choe	Jordan Sadler
(212) 250-6799	(949) 640-8780	(212) 284-1705	(212) 662-6708	(917) 368-2280

Michael Husseini	David Guarino	Omotayo Okusanya		Austin Wurschmidt
(212) 250-7703	(949) 640-8780	(212) 336-7076		(917) 368-2311

Morgan Stanley	Raymond James	RBC Capital Markets	RW Baird	Stifel
Sumit Sharma	Frank Louthan	Jonathan Atkin	David Rodgers	Matthew Heinz
(212) 761-0078	(404) 442-5867	(415) 633-8589	(216) 737-7341	(443) 224-1382

		Bora Lee	Richard Schiller
		(212) 618-7823	(312) 609-5485

Sun Trust	UBS	Wells Fargo
Greg Miller	John Hodulik	Jennifer Fritzsche
(212) 303-4169	(212) 713-4226	(312) 920-3548

Matthew Kahn	Lisa Friedman	Eric Luebchow
(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2016

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
High price (1)	$113.21	$109.08	$89.34	$77.26	$69.83
Low price (1)	$91.27	$85.50	$69.89	$64.11	$60.66
Closing price, end of quarter (1)	$97.12	$108.99	$88.49	$75.62	$65.32
Average daily trading volume (1)	1,821,628	2,005,969	1,499,369	1,164,119	1,365,945
Indicated dividend per common share (2)	$3.52	$3.52	$3.52	$3.40	$3.40
Closing annual dividend yield, end of quarter	3.6%	3.2%	4.0%	4.5%	5.2%
Shares and units outstanding, end of quarter (3)	161,447,802	149,396,223	149,394,198	149,217,573	138,679,297
Closing market value of shares and units outstanding (4)	$15,679,811	$16,282,694	$13,219,892	$11,283,763	$9,058,532

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of September 30, 2016, the total number of shares and units includes 158,926,811 shares of common stock, 1,218,814 common units held by third parties and 1,302,177 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of September 30, 2016	Third Quarter 2016

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	158,926,811	98.4%
Cambay Tele.com, LLC (3)	1,218,814	0.8%
Directors, Executive Officers and Others	1,302,177	0.8%
Total	161,447,802	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 158,926,811 general partnership common units, 1,218,814 common units held by third parties and 1,302,177 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2016

Shares and Units at End of Quarter	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Common shares outstanding	158,926,811	146,859,067	146,797,648	146,384,247	135,843,684
Common units outstanding	2,520,991	2,537,156	2,596,550	2,833,326	2,835,613
Total Shares and Partnership Units	161,447,802	149,396,223	149,394,198	149,217,573	138,679,297

Enterprise Value
Market value of common equity (1)	$15,679,811	$16,282,694	$13,219,892	$11,283,833	$9,058,532
Liquidation value of preferred equity	1,047,500	1,335,000	1,335,000	1,335,000	1,335,000
Total debt at balance sheet carrying value	6,024,987	6,135,406	6,156,729	5,934,241	4,748,579
Total Enterprise Value	$22,752,298	$23,753,100	$20,711,621	$18,553,074	$15,142,111
Total debt / total enterprise value	26.5%	25.8%	29.7%	32.0%	31.4%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$11,617,684	$11,086,319	$11,208,920	$11,021,480	$10,280,897
Total Assets	12,299,035	11,292,375	11,421,975	11,416,063	9,471,840
Total Liabilities	7,102,388	6,966,733	6,976,765	6,879,561	5,436,189

Selected Operating Data
Total operating revenues	$546,293	$514,934	$504,199	$500,443	$435,989
Total operating expenses (2)	430,543	402,636	386,083	398,258	333,357
Interest expense	63,084	59,909	57,261	61,717	48,138
Net income (loss)	222,435	50,944	62,333	(16,573)	57,842
Net income (loss) available to common stockholders	187,330	27,951	39,125	(40,039)	38,522

Financial Ratios
EBITDA (3)	$432,285	$265,706	$268,475	$194,902	$225,484
Adjusted EBITDA (4)	306,963	296,904	293,933	288,184	250,834
Net Debt to Adjusted EBITDA (5)	5.1x	5.2x	5.3x	5.2x	4.8x
GAAP interest expense	63,084	59,909	57,261	61,717	48,138
Fixed charges (6)	89,291	87,457	85,286	90,496	70,682
Interest coverage ratio (7)	4.6x	4.7x	4.8x	4.7x	5.0x
Fixed charge coverage ratio (8)	3.4x	3.4x	3.4x	3.3x	3.5x

Profitability Measures
Net income (loss) per common share - basic	$1.27	$0.19	$0.27	($0.28)	$0.28
Net income (loss) per common share - diluted	$1.25	$0.19	$0.27	($0.28)	$0.28
Funds from operations (FFO) / diluted share and unit (9)	$1.31	$1.36	$1.39	$0.79	$1.28
Core funds from operations (Core FFO) / diluted share and unit (9)	$1.44	$1.42	$1.42	$1.38	$1.32
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.36	$1.33	$1.28	$1.11	$1.13
Dividends per share and common unit	$0.88	$0.88	$0.88	$0.85	$0.85
Diluted FFO payout ratio (9) (11)	66.9%	64.7%	63.3%	107.8%	66.5%
Diluted Core FFO payout ratio (9) (12)	61.1%	62.0%	62.0%	61.6%	64.4%
Diluted AFFO payout ratio (10) (13)	64.6%	66.1%	68.8%	76.5%	75.0%

Portfolio Statistics
Buildings (14)	199	199	199	198	191
Properties (14)	141	140	140	139	132
Cross-connects	69,000	62,145	61,478	60,551	N/A
Net rentable square feet, excluding development space (14)	22,614,180	23,131,694	22,840,703	22,894,255	21,907,913
Occupancy at end of quarter (15)	89.9%	90.4%	90.9%	91.4%	93.0%
Occupied square footage	20,319,073	20,919,133	20,766,756	20,915,293	20,365,597
Space under active development (16)	1,336,590	1,468,437	1,761,995	1,342,660	1,385,315
Space held for development (17)	1,011,382	1,172,087	1,174,143	1,347,741	1,325,282
Weighted average remaining lease term (years) (18)	5.3	5.4	5.6	5.8	6.2
Same-capital occupancy at end of quarter (15) (19)	92.6%	93.0%	93.0%	93.1%	93.5%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Third Quarter 2016

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock, as applicable, upon certain change of control transactions. Also excludes 2,375,000 additional shares of common stock that may be issued upon full physical settlement of the May 2016 forward sales agreements.

(2)
All periods presented exclude change in fair value of contingent consideration and purchase accounting adjustments related to the acquisition of Telx Holdings, Inc. (the "Telx Acquisition") in order to provide a more comparable operating expense trend. For total operating expenses, see page 13.

(3)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 47. For a reconciliation of net income available to common stockholders to EBITDA, see page 46.

(4)
Adjusted EBITDA is EBITDA excluding: change in fair value of contingent consideration; severance-related accrual, equity acceleration, legal expenses; transaction expenses; (gain) loss on sale of property; (gain) on settlement of pre-existing relationship with Telx; loss on currency forwards; other non-core adjustment expenses; non-controlling interests; preferred stock dividends; and costs on redemption of preferred stock. For a discussion of Adjusted EBITDA, see page 47. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 46.

(5)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(9)	For a definition and discussion of FFO and core FFO, see page 47. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 14.

(10)	For a definition and discussion of AFFO, see page 47. For a reconciliation of FFO to AFFO, see page 15.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted Core FFO payout ratio is dividends declared per common share and unit, divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit, divided by diluted AFFO per share and unit.

(14)	Includes properties held as investments in unconsolidated joint ventures. Excludes properties held-for-sale.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 39).

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 39). Excludes properties held-for-sale.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Press Release	Third Quarter 2016

DIGITAL REALTY REPORTS THIRD QUARTER 2016 RESULTS

San Francisco, CA -- October 27, 2016 -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the third quarter of 2016. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders per share of $1.25 in 3Q16, compared to $0.28 in 3Q15

•	Reported FFO per share of $1.31 in 3Q16, compared to $1.28 in 3Q15

•	Reported core FFO per share of $1.44 in 3Q16, compared to $1.32 in 3Q15

•	Signed total bookings during 3Q16 expected to generate $55 million of annualized revenue, including a $9 million contribution from interconnection

•	Reiterated 2016 core FFO per share outlook of $5.65 - $5.75 and "constant-currency" core FFO per share outlook of $5.70 - $5.90

Financial Results
Revenues were $546 million for the third quarter of 2016, a 6% increase from the previous quarter and a 25% increase over the same quarter last year.
Net income for the third quarter of 2016 was $222 million, and net income available to common stockholders was $187 million, or $1.25 per diluted share, compared to $0.19 per diluted share in the second quarter of 2016 and $0.28 per diluted share in the third quarter of 2015.
Adjusted EBITDA was $307 million for the third quarter of 2016, a 3% increase from the previous quarter and a 22% increase over the same quarter last year.
Funds from operations (“FFO”) on a fully diluted basis was $199 million in the third quarter of 2016, or $1.31 per share, compared to $1.36 per share in the second quarter of 2016 and $1.28 per share in the third quarter of 2015.
Excluding certain items that do not represent core expenses or revenue streams, third quarter of 2016 core FFO was $1.44 per share, a 1% increase from $1.42 per share in the second quarter of 2016, and a 9% increase from $1.32 per share in the third quarter of 2015.

Leasing Activity
“During the third quarter, we signed total bookings representing $55 million of annualized GAAP rental revenue, including a $9 million contribution from interconnection,” said Chief Executive Officer A. William Stein.
The weighted-average lag between leases signed during the third quarter of 2016 and the contractual commencement date was 4 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $44 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2016 rolled up 2.5% on a cash basis and up 3.9% on a GAAP basis.

Digital Realty Trust
Press Release	Third Quarter 2016

New leases signed during the third quarter of 2016 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$28,777	205,121	$140	20	$120
Powered Base Building	445	10,230	44	—	—
Colocation	6,933	22,808	304	2	295
Non-Technical	999	56,312	18	—	—
Total	$37,154	294,471	$126	22	$135

Europe (1)
Turn-Key Flex	$6,601	43,116	$153	4	$145
Colocation	755	2,829	267	—	419
Non-Technical	17	398	42	—	—
Total	$7,373	46,343	$159	4	$155

Asia Pacific (1)
Turn-Key Flex (2)	$1,839	2,167	$849	—	$578
Colocation	—	—	—	—	—
Non-Technical	—	—	—	—	—
Total	$1,839	2,167	$849	—	$578

Interconnection	$9,086	—	—	—	—

Grand Total	$55,452	342,981	$135	26	$143
Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended September 30, 2016.

(2)	Includes one transaction representing incremental revenue only with no additional footprint or kW.

Investment Activity

During the third quarter of 2016, Digital Realty completed the previously announced acquisition of a portfolio of eight high-quality, carrier-neutral data centers in Europe from Equinix in a transaction valued at $874 million.

Digital Realty also closed on the sale of 114 rue Ambroise Croizat in Paris to Equinix for €190 million (or approximately $212 million). The property was 96% leased and was expected to generate cash net operating income of €14.7 million (or approximately $16.2 million) in 2016, representing a cap rate of 7.7%. The sale generated net proceeds of approximately $211 million, and Digital Realty recognized a gain on the sale of $144 million in the third quarter of 2016.

During the third quarter of 2016, Digital Realty also closed on the previously announced sale of a four-property data center portfolio totaling approximately 454,000 square feet for $115 million, or $252 per square foot. The properties were expected to generate cash net operating income of approximately $9 million in 2016. The sale generated net proceeds of $112 million, and Digital Realty recognized a gain on the sale of approximately $25 million in the third quarter of 2016.

During the third quarter of 2016, Digital Realty acquired two land parcels totaling approximately 30 acres of developable land adjacent to its existing campus in Ashburn, Virginia for a total purchase price of $19 million. The combined 290-acre site is expected to support the development of an additional 3.2 million square feet and 270 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the existing campus in Ashburn.

Digital Realty also acquired a 48-acre land parcel in Garland, Texas during the third quarter of 2016 for a total purchase price of $17 million. The site is expected to support the development of 960,000 square feet and the build-out of approximately 72 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the existing campus in Richardson.

Digital Realty Trust
Press Release	Third Quarter 2016

Likewise, during the third quarter of 2016, Digital Realty acquired a 19-acre land parcel adjacent to its existing campus in Franklin Park, Illinois for a total purchase price of $13 million. The site is expected to support the development of a 469,000 square foot building and the build-out of approximately 36 megawatts of critical power. Commencement of development will be subject to market demand and delivery will be phased to facilitate customer expansion requirements upon completion of the existing campus in Franklin Park.

Balance Sheet
Digital Realty had approximately $6.0 billion of total debt outstanding as of September 30, 2016, comprised of $5.9 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the third quarter of 2016, net debt-to-adjusted EBITDA was 5.1x, debt-plus-preferred-to-total enterprise value was 31.1% and fixed charge coverage was 3.4x.
On September 15, 2016, Digital Realty redeemed all 11.5 million outstanding shares of its 7.000% Series E Cumulative Redeemable Preferred Stock, at a redemption price of $25 per share, plus accrued and unpaid dividends for a total payment of $25.35972 per share, or $291.6 million in aggregate.
On September 27, 2016, Digital Realty settled a portion of the forward sale agreements originally entered into in May 2016 with the issuance of 12 million shares of its common stock, generating net proceeds of $1.1 billion. Following the settlement, 2.375 million shares remain subject to the forward sale agreements.

Digital Realty Trust
Press Release	Third Quarter 2016

2016 Outlook
Digital Realty reiterated its 2016 core FFO per share outlook of $5.65 - $5.75. The assumptions underlying this guidance are summarized in the following table.

	Jan. 4, 2016	Feb. 25, 2016	Apr. 28, 2016	Jul. 28, 2016	Oct. 27, 2016
Top-Line and Cost Structure
2016 total revenue	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion
2016 net non-cash rent adjustments (1)	$10 - $20 million	$10 - $20 million	$10 - $20 million	$10 - $20 million	$10 - $15 million
2016 adjusted EBITDA margin	55.0% - 57.0%	55.0% - 57.0%	55.5% - 57.5%	56.0% - 58.0%	56.5% - 58.0%
2016 G&A margin	7.0% - 7.5%	7.0% - 7.5%	6.5% - 7.0%	6.5% - 7.0%	6.8% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	N/A	Flat	Flat	Slightly positive	Slightly positive
GAAP basis	N/A	Up high single-digits	Up high single-digits	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	N/A	+/- 50 bps	+/- 50 bps	+/- 50 bps	Down 150-200 bps
"Same-capital" cash NOI growth (2)	N/A	0.0% - 3.0%	1.0% - 4.0%	2.5% - 4.0%	2.5% - 4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	$1.40 - $1.48	$1.38 - $1.45	$1.27 - $1.32	$1.18 - $1.22
U.S. Dollar / Euro	N/A	$1.02 - $1.07	$1.05 - $1.10	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions
Dollar volume	$0 - $200 million	$38 - $200 million	$38 - $200 million	$150 - $360 million	$326.5 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	7.0% - 8.0%	7.1%
Development
CapEx	$750 - $900 million	$750 - $900 million	$750 - $900 million	$750 - $900 million	$750 - $900 million
Average stabilized yields	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million	$120 - $130 million	$95 - $105 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion
Pricing	3.00% - 5.00%	3.00% - 5.00%	2.50% - 3.50%	2.50% - 3.50%	2.50% - 3.50%
Timing	Mid 2016	Mid 2016	Early-to-mid 2016	Early-to-mid 2016	Early-to-mid 2016

Net income per diluted share	$0.35 - $0.45	$0.35 - $0.45	$0.45 - $0.50	$1.95 - $2.00	$1.95 - $2.00
Real estate depreciation and (gain)/loss on sale	$5.00 - $5.00	$5.00 - $5.00	$5.00 - $5.00	$3.55 - $3.55	$3.55 - $3.55
Funds From Operations / share (NAREIT-Defined)	$5.35 - $5.45	$5.35 - $5.45	$5.45 - $5.50	$5.50 - $5.55	$5.45 - $5.50
Non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15	$0.15 - $0.20	$0.20 - $0.25
Core Funds From Operations / share	$5.45 - $5.60	$5.45 - $5.60	$5.55 - $5.65	$5.65 - $5.75	$5.65 - $5.75
Foreign currency translation adjustments	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.15	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.50 - $5.70	$5.50 - $5.70	$5.60 - $5.75	$5.70 - $5.90	$5.70 - $5.90

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2014 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

Note: In an effort to present 2016 same-capital results on a basis comparable to 2015, projected Net Operating Income (NOI) is shown prior to Telx-related eliminations at properties owned as of December 31, 2014 that meet the same-capital definition.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Digital Realty Trust
Press Release	Third Quarter 2016

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on October 27, 2016, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's third quarter 2016 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 9116034 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until November 24, 2016. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10093425. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center, colocation and interconnection strategies of more than 2,000 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may contain material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
+1 (415) 738-6500

John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited & in Thousands, Except Share and Per Share Data	Third Quarter 2016

	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15
Rental revenues	$395,212	$377,109	$371,128	$365,827	$336,679	$1,143,449	$988,172
Tenant reimbursements - Utilities	68,168	62,363	58,955	60,800	70,148	189,486	192,217
Tenant reimbursements - Other	27,497	25,848	25,263	30,190	25,336	78,608	76,668
Interconnection & other	53,897	48,363	46,963	41,746	1,651	149,223	—
Fee income	1,517	1,251	1,799	1,880	1,595	4,567	4,758
Other	2	—	91	—	580	93	1,078
Total Operating Revenues	$546,293	$514,934	$504,199	$500,443	$435,989	$1,565,426	$1,262,893

Utilities	$85,052	$74,396	$69,917	$70,758	$73,887	$229,365	$201,526
Rental property operating	58,685	54,731	54,109	52,563	35,254	167,525	107,087
Repairs & maintenance	33,455	30,421	30,143	32,063	31,301	94,019	86,027
Property taxes	20,620	27,449	27,331	28,472	19,953	75,400	64,116
Insurance	2,470	2,241	2,412	2,360	2,140	7,123	6,449
Change in fair value of contingent consideration	—	—	—	—	(1,594)	—	(44,276)
Depreciation & amortization	178,133	175,594	169,016	172,956	136,974	522,743	397,571
General & administrative	43,555	32,681	29,808	29,862	26,431	106,044	70,541
Severance, equity acceleration, and legal expenses	2,580	1,508	1,448	6,125	(3,676)	5,536	(979)
Transaction expenses	6,015	3,615	1,900	3,099	11,042	11,530	14,301
Other expenses	(22)	—	(1)	60,914	51	(23)	29
Total Operating Expenses	$430,543	$402,636	$386,083	$459,172	$331,763	$1,219,262	$902,392

Operating Income	$115,750	$112,298	$118,116	$41,271	$104,226	$346,164	$360,501

Equity in earnings of unconsolidated joint ventures	$4,152	$4,132	$4,078	$3,321	$4,169	$12,362	$12,170
Gain (loss) on sale of property	169,000	—	1,097	322	(207)	170,097	94,282
Interest and other income	355	(3,325)	(624)	498	(358)	(3,594)	(2,879)
Interest (expense)	(63,084)	(59,909)	(57,261)	(61,717)	(48,138)	(180,254)	(139,718)
Tax (expense)	(3,720)	(2,252)	(2,109)	(268)	(1,850)	(8,081)	(6,044)
Loss from early extinguishment of debt	(18)	—	(964)	—	—	(982)	(148)
Net Income (Loss)	$222,435	$50,944	$62,333	($16,573)	$57,842	$335,712	$318,164

Net (income) loss attributable to non-controlling interests	(3,247)	(569)	(784)	590	(864)	(4,600)	(5,492)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$219,188	$50,375	$61,549	($15,983)	$56,978	$331,112	$312,672

Preferred stock dividends	(21,530)	(22,424)	(22,424)	(24,056)	(18,456)	(66,378)	(55,367)
Issuance costs associated with redeemed preferred stock	(10,328)	—	—	—	—	(10,328)	—

Net Income (Loss) Available to Common Stockholders	$187,330	$27,951	$39,125	($40,039)	$38,522	$254,406	$257,305

Weighted-average shares outstanding - basic	147,397,853	146,824,268	146,565,564	145,561,559	135,832,503	146,930,939	135,782,831
Weighted-average shares outstanding - diluted	149,384,871	147,808,268	147,433,194	145,561,559	138,259,936	147,655,184	136,920,477
Weighted-average fully diluted shares and units	151,764,542	150,210,714	149,915,428	149,100,083	139,192,198	150,076,482	139,050,965

Net income (loss) per share - basic	$1.27	$0.19	$0.27	($0.28)	$0.28	$1.73	$1.89
Net income (loss) per share - diluted	$1.25	$0.19	$0.27	($0.28)	$0.28	$1.72	$1.88

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2016

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Net Income (Loss) Available to Common Stockholders	$187,330	$27,951	$39,125	($40,039)	$38,522	$254,406	$257,305
Adjustments:
Non-controlling interests in operating partnership	3,024	457	663	(708)	747	4,144	5,150
Real estate related depreciation & amortization (1)	175,332	167,043	166,912	170,095	135,613	509,287	393,634
Impairment charge related to Telx trade name	—	6,122	—	—	—	6,122	—
Unconsolidated JV real estate related depreciation & amortization	2,810	2,810	2,803	2,867	2,761	8,424	8,551
(Gain) loss on sale of property	(169,000)	—	(1,097)	(322)	207	(170,097)	(94,282)
(Gain) on settlement of pre-existing relationship with Telx (2)	—	—	—	(14,355)	—	—	—
Funds From Operations	$199,496	$204,383	$208,406	$117,538	$177,850	$612,286	$570,358

Funds From Operations - diluted	$199,496	$204,383	$208,406	$117,538	$177,850	$612,286	$570,358

Weighted-average shares and units outstanding - basic	149,778	149,227	149,048	148,388	138,468	149,352	138,481
Weighted-average shares and units outstanding - diluted (3)	151,765	150,211	149,915	149,100	139,192	150,076	139,051

Funds From Operations per share - basic	$1.33	$1.37	$1.40	$0.79	$1.28	$4.10	$4.12

Funds From Operations per share - diluted (3)	$1.31	$1.36	$1.39	$0.79	$1.28	$4.08	$4.10

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Funds From Operations - diluted	$199,496	$204,383	$208,406	$117,538	$177,850	$612,286	$570,358
Adjustments:
Termination fees and other non-core revenues (4)	(2)	—	(91)	—	(580)	(93)	680
Transaction expenses	6,015	3,615	1,900	3,099	11,042	11,530	14,301
Loss from early extinguishment of debt	18	—	964	—	—	982	148
Issuance costs associated with redeemed preferred stock	10,328	—	—	—	—	10,328	—
Change in fair value of contingent consideration (5)	—	—	—	—	(1,594)	—	(44,276)
Severance, equity acceleration, and legal expenses (6)	2,580	1,508	1,448	6,125	(3,676)	5,536	(979)
Bridge facility fees (7)	—	—	—	3,903	—	—	—
Loss on currency forwards	—	3,082	—	—	—	3,082	—
Other non-core expense adjustments (8)	(22)	—	(1)	75,269	51	(23)	(8)
Core Funds From Operations - diluted	$218,413	$212,587	$212,626	$205,934	$183,093	$643,627	$540,224

Weighted-average shares and units outstanding - diluted (3)	151,765	150,211	149,915	149,100	139,192	150,076	139,051

Core Funds From Operations per share - diluted (3)	$1.44	$1.42	$1.42	$1.38	$1.32	$4.29	$3.89

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Depreciation & amortization per income statement	$178,133	$175,594	$169,016	$172,956	$136,974	$522,743	$397,571
Non-real estate depreciation	(2,801)	(2,429)	(2,104)	(2,861)	(1,361)	(7,334)	(3,937)
Impairment charge related to Telx trade name	—	(6,122)	—	—	—	(6,122)	—

Real Estate Related Depreciation & Amortization	$175,332	$167,043	$166,912	$170,095	$135,613	$509,287	$393,634

(2)	Included in Other expenses on the Income Statement, offset by the write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million.

(3)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 15 for calculations of weighted average common stock and units outstanding.

(4)	Includes lease termination fees and certain other adjustments that are not core to our business.

(5)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(6)	Relates to severance and other charges related to the departure of company executives and integration related severance.

(7)	Bridge facility fees included in interest expense.

(8)
For the quarter ended December 31, 2015, includes write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million. Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2016

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Core FFO available to common stockholders and unitholders	$218,413	$212,587	$212,626	$205,934	$183,093	$643,627	$540,224
Adjustments:
Non-real estate depreciation	2,801	2,429	2,104	2,861	1,361	7,334	3,936
Amortization of deferred financing costs	2,550	2,643	2,260	2,121	2,076	7,454	6,360
Amortization of debt discount/premium	693	689	647	611	557	2,029	1,685
Non-cash stock-based compensation expense	4,041	4,630	3,420	604	3,831	12,091	11,144
Straight-line rental revenue	(6,032)	(5,554)	(7,456)	(9,530)	(13,579)	(19,043)	(41,447)
Straight-line rental expense	6,402	5,933	5,655	5,698	80	17,990	247
Above- and below-market rent amortization	(2,002)	(1,997)	(2,266)	(2,479)	(2,174)	(6,265)	(6,856)
Deferred non-cash tax expense	(189)	669	637	(757)	680	1,117	2,303
Capitalized leasing compensation (1)	(2,795)	(2,455)	(2,695)	(2,563)	(2,581)	(7,945)	(7,653)
Recurring capital expenditures (2)	(15,252)	(17,914)	(21,064)	(35,386)	(14,716)	(54,230)	(56,490)
Capitalized internal leasing commissions	(1,786)	(1,677)	(2,024)	(1,460)	(907)	(5,487)	(2,621)

AFFO available to common stockholders and unitholders (3)	$206,843	$199,984	$191,844	$165,654	$157,721	$598,672	$450,832

Weighted-average shares and units outstanding - basic	149,778	149,227	149,048	148,388	138,468	149,352	138,481
Weighted-average shares and units outstanding - diluted (4)	151,765	150,211	149,915	149,100	139,192	150,076	139,051

AFFO per share - diluted (4)	$1.36	$1.33	$1.28	$1.11	$1.13	$3.99	$3.24

Dividends per share and common unit	$0.88	$0.88	$0.88	$0.85	$0.85	$2.64	$2.55

Diluted AFFO Payout Ratio	64.6%	66.1%	68.8%	76.5%	75.0%	66.2%	78.7%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Weighted Average Common Stock and Units Outstanding	149,778	149,227	149,048	148,388	138,468	149,352	138,481
Add: Effect of dilutive securities	1,987	984	867	712	724	724	570

Weighted Avg. Common Stock and Units Outstanding - diluted	151,765	150,211	149,915	149,100	139,192	150,076	139,051

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014). Capitalized leasing compensation for 2015 and 2016 includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 38.

(3)	For a definition and discussion of AFFO, see page 47. For a reconciliation of net income available to common stockholders to FFO, see page 14.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Third Quarter 2016

	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15
Assets
Investments in real estate:
Real estate	$10,607,440	$10,223,946	$10,226,549	$10,066,936	$9,473,253
Construction in progress	681,189	594,986	720,363	664,992	570,598
Land held for future development	223,236	161,714	156,000	183,445	133,343
Investments in Real Estate	$11,511,865	$10,980,646	$11,102,912	$10,915,373	$10,177,194
Accumulated depreciation & amortization	(2,565,368)	(2,441,150)	(2,380,400)	(2,251,268)	(2,137,631)
Net Investments in Properties	$8,946,497	$8,539,496	$8,722,512	$8,664,105	$8,039,563
Investment in unconsolidated joint ventures	105,819	105,673	106,008	106,107	103,703
Net Investments in Real Estate	$9,052,316	$8,645,169	$8,828,520	$8,770,212	$8,143,266

Cash and cash equivalents	$36,445	$33,241	$31,134	$57,053	$22,998
Accounts and other receivables (1)	208,097	165,867	180,456	177,398	157,994
Deferred rent	412,977	408,193	412,579	403,327	475,796
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,526,563	1,331,275	1,368,340	1,391,659	405,824
Acquired above-market leases, net	24,554	26,785	30,107	32,698	30,617
Goodwill	780,099	330,664	330,664	330,664	—
Restricted cash	11,685	18,297	19,599	18,009	12,500
Assets associated with real estate held for sale	55,915	222,304	145,087	180,139	173,461
Other assets	190,384	110,580	75,489	54,904	49,384

Total Assets	$12,299,036	$11,292,375	$11,421,975	$11,416,063	$9,471,840

Liabilities and Equity
Global unsecured revolving credit facility	$153,189	$88,535	$677,868	$960,271	$682,648
Unsecured term loan	1,521,613	1,545,590	1,566,185	923,267	937,198
Unsecured senior notes, net of discount	4,238,435	4,252,570	3,662,753	3,712,569	2,794,783
Mortgage loans, net of premiums	111,750	248,711	249,923	302,930	304,777
Accounts payable and other accrued liabilities	823,906	598,610	570,653	608,343	513,555
Accrued dividends and distributions	—	—	—	126,925	—
Acquired below-market leases	86,888	90,823	96,475	101,114	88,632
Security deposits and prepaid rent	163,787	128,802	147,934	138,347	107,704
Liabilities associated with assets held for sale	2,820	13,092	4,974	5,795	6,892
Total Liabilities	$7,102,388	$6,966,733	$6,976,765	$6,879,561	$5,436,189

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	—	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	$176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,014	242,014	241,683
Common Stock: $0.01 par value per share, 265,000,000 shares authorized (7)	1,581	1,460	1,459	1,456	1,351
Additional paid-in capital	5,759,338	4,669,149	4,659,484	4,655,220	3,977,945
Dividends in excess of earnings	(1,483,223)	(1,541,265)	(1,440,028)	(1,350,089)	(1,185,633)
Accumulated other comprehensive (loss) income, net	(131,936)	(129,657)	(104,252)	(96,590)	(87,988)
Total Stockholders' Equity	$5,158,721	$4,289,820	$4,406,798	$4,500,132	$3,995,479

Non-controlling Interests
Non-controlling interest in operating partnership	$31,088	$29,095	$31,648	$29,612	$33,411
Non-controlling interest in consolidated joint ventures	6,839	6,727	6,764	6,758	6,761

Total Non-controlling Interests	$37,927	$35,822	$38,412	$36,370	$40,172

Total Equity	$5,196,648	$4,325,642	$4,445,210	$4,536,502	$4,035,651

Total Liabilities and Equity	$12,299,036	$11,292,375	$11,421,975	$11,416,063	$9,471,840

(1)	Net of allowance for doubtful accounts of $10,052 and $5,844 as of September 30, 2016 and December 31, 2015, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $0 and $287,500 liquidation preference, respectively ($25.00 per share), 0 and 11,500,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

(7)	Common Stock: 158,926,811 and 146,384,247 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2016

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$286,981
Turn-Key Flex® (4)	647,700
Powered Base Building® (4)	193,950
Colo & Non-tech (4)	109,112
Internet Gateway Leaseholds (4)	133,032
Total Cash NOI, Annualized	$1,370,775
less: Partners' share of consolidated JVs	(559)
Dispositions & expirations	(8,500)
3Q16 carry-over & remaining FY16 backlog cash NOI (stabilized) (5)	33,542
Total Consolidated Cash NOI, Annualized	$1,395,258

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$23,850
Powered Base Building®	9,190
Total Unconsolidated Cash NOI, Annualized	$33,040

Other Income
Development and Management Fees (net), Annualized	$6,068

Other Assets
Pre-stabilized inventory, at cost (6)	$203,964
Land held for development	223,236
Development CIP (7)	681,198
less: Investment associated with FY16 Backlog NOI	(123,105)
Cash and cash equivalents	36,445
Restricted cash	11,685
Accounts and other receivables, net	208,097
Other assets	190,384
less: Partners' share of consolidated JV assets	(123)
Total Other Assets	$1,431,781

Liabilities
Global unsecured revolving credit facility	$164,786
Unsecured term loan	1,528,099
Unsecured senior notes	4,282,140
Mortgage loans, excluding premiums	111,442
Accounts payable and other accrued liabilities (8)	823,906
Security deposits and prepaid rents	163,787
Liabilities associated with assets held for sale	2,820
Backlog NOI cost to complete (9)	26,545
Preferred stock, at liquidation value	1,047,500
Digital Realty's share of unconsolidated JV debt	136,411
Total Liabilities	$8,287,436

Diluted Shares and Units Outstanding (10)	162,335

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 48.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 3Q16 Cash NOI of $1,370.8 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY16. Includes Digital Realty's share of signed leases at unconsolidated joint venture properties.

(6)	Includes Digital Realty's share of cost at unconsolidated joint venture properties.

(7)	See page 36 for further details on the breakdown of the construction in progress balance.

(8)	Includes net deferred tax liability of approximately $168.8 million.

(9)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture properties.

(10)
Includes 161,448 shares and units outstanding at quarter-end plus 887 dilutive shares.  Dilutive shares used for NAV purposes exclude 1,100 shares associated with the equity forward settled during the period.

Consolidated Debt Analysis	Financial Supplement
Unaudited and in Thousands	Third Quarter 2016

	As of September 30, 2016
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$164,786
Deferred financing costs, net		(11,597)
Total Global Unsecured Revolving Credit Facility		$153,189	3%	1.392%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$844,808		1.629%	1.946%
Unhedged variable rate portion of five-year term loan	January 15, 2021	383,291		1.983%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		2.074%	2.985%
Deferred financing costs, net		(6,486)
Total Unsecured Term Loan		$1,521,613	25%	1.805%	2.159%

Prudential Unsecured Senior Notes
Series E	January 20, 2017	$50,000		5.730%
Total Prudential Unsecured Senior Notes		$50,000	1%	5.730%

Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	389,160		4.750%
2.625% notes due 2024	April 15, 2024	674,100		2.625%
4.250% notes due 2025	January 17, 2025	518,880		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(16,658)
Deferred financing costs, net		(27,047)
Total Senior Notes		$4,188,435	69%	4.197%

Total Unsecured Senior Notes		$4,238,435	70%	4.215%

Mortgage Loans
2045 & 2055 Lafayette Street	February 6, 2017	$60,561		5.927%
150 South First Street	February 6, 2017	47,835		6.300%
731 East Trade Street	July 1, 2020	3,046		8.220%
Unamortized net premiums		357
Deferred financing costs, net		(49)
Total Mortgage Loans		$111,750	2%	6.149%

Total Indebtedness		$6,024,987	100%	3.569%	3.658%

Debt Summary
Total unhedged variable rate debt		$548,077	9%
Total fixed rate / hedged variable rate debt		5,538,390	91%
Total Consolidated Debt		$6,086,467	100%	3.569%	3.658% (2)

Global Unsecured Revolving Credit Facility Detail as of September 30, 2016
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,055,551	$1,870,447	$164,786

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $20.3 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Third Quarter 2016

	As of September 30, 2016
	Interest Rate	2016	2017	2018	2019	2020	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	—	$164,786	$164,786
Total Global Unsecured Revolving Credit Facility	1.392%	—	—	—	—	—	$164,786	$164,786

Unsecured Term Loan
Hedged variable rate portion of 5 year term loan	1.946%	—	—	—	—	—	$844,808	$844,808
Unhedged variable rate portion of 5 year term loan	1.983%	—	—	—	—	—	383,291	383,291
Hedged variable rate portion of 7 year term loan	2.985%	—	—	—	—	—	300,000	300,000
Total Unsecured Term Loan	2.159% (2)	—	—	—	—	—	$1,528,099	$1,528,099

Prudential Unsecured Senior Notes
Series E	5.730%	—	$50,000	—	—	—	—	$50,000
Total Prudential Unsecured Senior Notes	5.730%	—	$50,000	—	—	—	—	$50,000

Senior Notes
5.875% notes due 2020	5.875%	—	—	—	—	$500,000	—	$500,000
3.400% notes due 2020	3.400%	—	—	—	—	500,000	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	—	$400,000	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	389,160	389,160
2.625% notes due 2024	2.625%	—	—	—	—	—	674,100	674,100
4.250% notes due 2025	4.250%	—	—	—	—	—	518,880	518,880
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.197%	—	—	—	—	$1,000,000	$3,232,140	$4,232,140

Mortgage Loans
2045 & 2055 Lafayette Street	5.927%	308	$60,253	—	—	—	—	$60,561
150 South First Street	6.300%	229	47,606	—	—	—	—	47,835
731 East Trade Street	8.220%	130	546	$593	$644	$1,133	—	3,046
Total Mortgage Loans	6.149%	$666	$108,405	$593	$644	$1,133	—	$111,442

Total unhedged variable rate debt		—	—	—	—	—	$548,077	$548,077
Total fixed rate / hedged variable rate debt		$666	$158,405	$593	$644	$1,001,133	4,376,948	5,538,390

Total Debt	3.658%	$666	$158,405	$593	$644	$1,001,133	$4,925,025	$6,086,467

Weighted Average Interest Rate		6.501%	5.984%	8.220%	8.220%	4.642%	3.381%	3.658%

Summary

Weighted Average Term to Initial Maturity								5.6 Years

Weighted Average Maturity (assuming exercise of extension options)								5.6 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.
Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2016

	As of September 30, 2016
	5.875% Notes due 2020 5.250% Notes due 2021		3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 2.625% Notes due 2024 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	43%	40%	Less than 60% (3)	35%
Secured debt / total assets (4)	Less than 40%	1%	1%	Less than 40%	1%
Total unencumbered assets / unsecured debt	Greater than 150%	214%	232%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.3x	4.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.8x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.0x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated April 15, 2016, which governs the 2.625% Notes due 2024; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015, which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 2.625% Notes due 2024, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2016

Stabilized ("Same-Capital") Portfolio (1)

Note: In an effort to make 2016 and 2015 same-capital results comparable, Net Operating Income (NOI) results for the three and nine months ended September 30, 2016 are shown prior to Telx-related eliminations that were completed in arriving at our consolidated financial results.  In addition, because Telx was not owned for the first nine months of 2015, Telx's contribution to DLR’s consolidated NOI for the three and nine months ended September 30, 2016 and three months ended June 30, 2016 are excluded from the analysis.

	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Sep-15	% Change	30-Jun-16	% Change	30-Sep-16	30-Sep-15	% Change
Rental revenues	$203,155	$205,215	(1.0%)	$206,573	(1.7%)	$616,392	$614,622	0.3%
Tenant reimbursements - Utilities	40,590	40,710	(0.3%)	35,208	15.3%	108,800	112,110	(3.0%)
Tenant reimbursements - Other	18,743	15,351	22.1%	17,982	4.2%	53,764	46,973	14.5%
Interconnection & other	1,661	1,321	25.7%	1,518	9.4%	4,645	3,741	24.2%
Total Revenue	$264,149	$262,597	0.6%	$261,281	1.1%	$783,601	$777,446	0.8%

Utilities	$42,578	$43,154	(1.3%)	$36,059	18.1%	$113,080	$117,247	(3.6%)
Rental property operating	19,833	21,607	(8.2%)	20,061	(1.1%)	59,679	62,317	(4.2%)
Repairs & maintenance	16,854	16,370	3.0%	15,728	7.2%	48,504	50,783	(4.5%)
Property taxes	15,175	10,902	39.2%	16,002	(5.2%)	46,673	38,381	21.6%
Insurance	1,672	1,668	0.2%	1,621	3.1%	4,962	5,026	(1.3%)
Total Expenses	$96,112	$93,701	2.6%	$89,471	7.4%	$272,898	$273,754	(0.3%)

Net Operating Income (2)	$168,037	$168,896	(0.5%)	$171,810	(2.2%)	$510,703	$503,692	1.4%

Less:
Stabilized straight-line rent	$1,719	$3,422	(49.8%)	$1,460	17.7%	$6,163	$14,202	(56.6%)
Above and below market rent	2,223	2,917	(23.8%)	2,227	(0.2%)	6,931	9,072	(23.6%)
Cash Net Operating Income (3)	$164,095	$162,557	0.9%	$168,123	(2.4%)	$497,609	$480,418	3.6%

Stabilized Portfolio occupancy at period end (4)	92.6%	93.5%	(0.9%)	93.0%	(0.5%)	92.6%	93.5%	(0.9%)

(1)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 48.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 48.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended September 30, 2016	Third Quarter 2016

	Turn-Key Flex® (8)		Powered Base Building® (9)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM

Number of leases (3)	35	131	1	3	160	613	8	36	204	783
Rentable Square Feet Leased (4)	250,404	608,360	10,230	10,350	25,637	102,437	56,710	117,579	342,981	838,726
Initial stabilized cash rent per square foot	$145	$155	$35	$134	$302	$269	$16	$19	$132	$150
GAAP base rent per square foot (5)	$149	$162	$44	$143	$300	$269	$18	$21	$135	$155
Leasing cost per square foot	$19	$29	$21	$27	$36	$36	$14	$20	$20	$29
Weighted Average Lease Term (years)	6.0	6.7	15.0	15.0	2.3	2.4	9.8	8.3	6.7	6.5

Net Effective Leasing Economics (6)
Base rent	$154	$166	$44	$143	$302	$271	$18	$21	$139	$158
Rental concessions	$6	$4	—	—	$2	$2	—	—	$4	$3
Estimated operating expense	$30	$30	—	—	$108	$94	$11	$9	$32	$34
Net Rent	$119	$132	$44	$143	$192	$175	$6	$12	$103	$120

Tenant improvements	$1	$1	—	—	—	—	—	$1	$1	$1
Leasing commissions	$3	$4	$1	$4	$25	$21	$1	$1	$4	$6
Net Effective Rent	$115	$127	$42	$138	$167	$154	$5	$9	$98	$114

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM
Number of leases (3)	17	88	3	11	312	878	5	32	337	1009
Rentable square feet renewed (4)	66,855	444,674	46,296	529,990	84,392	252,931	186,522	260,673	384,065	1,488,268
Expiring cash rent per square foot	$156	$158	$45	$28	$321	$282	$19	$21	$113	$109
Renewed cash rent per square foot	$142	$156	$49	$32	$334	$296	$24	$24	$115	$112
Cash Rental Rate Change	(9.2%)	(0.9%)	6.9%	11.7%	3.9%	5.0%	23.0%	17.6%	2.5%	3.5%

Expiring GAAP base rent per square foot (5)	$144	$143	$39	$25	$321	$282	$19	$20	$109	$103
Renewed GAAP base rent per square foot (5)	$134	$159	$53	$34	$334	$296	$22	$23	$114	$114
GAAP Base Rental Rate Change	(6.8%)	11.3%	35.3%	35.5%	3.8%	5.1%	18.4%	18.6%	3.9%	10.7%

Leasing cost per square foot	$8	$5	$10	$3	$0	$0	$1	$2	$3	$3
Weighted Average Lease Term (years)	4.0	3.6	12.5	6.0	1.3	1.3	2.5	3.2	3.7	4.0

Retention Ratio (7)	80.6%	73.2%	54.5%	76.4%	82.5%	77.5%	93.5%	83.9%	81.8%	76.8%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	Last-twelve-month Turn-Key Flex activity includes $7 million of power expansions not associated with any additional rentable square footage.

(9)	Last-twelve-month PBB includes a $1M reservation fee on a future commencement and one support space all without square footage.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended September 30, 2016	Third Quarter 2016

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM

Number of leases (3)	29	122	1	4	161	593	6	35	197	754
Rentable Square Feet Leased (4)	127,692	565,917	10,230	10,350	27,974	99,597	4,275	80,379	170,171	756,243
Initial stabilized cash rent per square foot	$178	$162	$35	$170	$258	$251	$41	$22	$179	$159
GAAP base rent per square foot (5)	$190	$173	$44	$158	$258	$252	$43	$23	$189	$167
Leasing cost per square foot	$31	$44	$21	$49	$18	$32	$3	$21	$27	$40
Weighted Average Lease Term (years)	6.4	7.3	15.0	7.3	1.7	2.2	5.0	6.6	5.4	6.2

Net Effective Leasing Economics (6)
Base rent	$192	$176	$44	$159	$259	$253	$43	$24	$190	$170
Rental concessions	$2	$3	—	$1	$1	$2	—	—	$2	$3
Estimated operating expense	$30	$27	—	—	$95	$106	$19	$8	$39	$35
Net Rent	$160	$146	$44	$158	$163	$146	$25	$15	$150	$132

Tenant improvements	$1	$2	—	—	—	—	—	$2	$1	$2
Leasing commissions	$4	$5	$1	$6	$15	$21	$1	$1	$6	$6
Net Effective Rent	$155	$140	$42	$152	$147	$125	$24	$12	$143	$124

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM	3Q16	LTM
Number of leases (3)	17	90	3	12	314	874	3	30	337	1,006
Rentable square feet renewed (4)	74,598	451,235	46,296	632,925	83,755	253,935	185,027	259,178	389,676	1,597,273
Expiring cash rent per square foot	$158	$155	$45	$27	$326	$283	$19	$21	$115	$103
Renewed cash rent per square foot	$146	$154	$49	$30	$339	$296	$24	$24	$118	$106
Cash Rental Rate Change	(7.4%)	(0.7%)	6.9%	10.4%	3.7%	4.9%	23.2%	17.7%	2.5%	3.5%

Expiring GAAP base rent per square foot (5)	$145	$140	$39	$24	$326	$282	$19	$20	$112	$97
Renewed GAAP base rent per square foot (5)	$151	$158	$53	$32	$339	$297	$22	$23	$118	$108
GAAP Base Rental Rate Change	3.8%	12.2%	35.3%	35.3%	3.7%	5.0%	18.6%	18.7%	6.2%	11.3%

Leasing cost per square foot	$7	$5	$10	$3	$0	$0	$1	$2	$3	$3
Weighted Average Lease Term (years)	4.6	3.6	12.5	6.8	1.3	1.3	2.6	3.3	3.9	4.4

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Last-twelve-month Turn-Key Flex activity includes $1 million of power expansions not associated with any additional rentable square footage.

(8)	Last-twelve-month PBB includes a $1M reservation fee on a future commencement and one support space all without square footage.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2016

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,275,186	10.8%
Month to Month (3)	226,535	1.1%	$33,201	2.1%	$147	$147	$33,201
2016	159,657	0.8%	28,525	1.8%	179	179	28,546
2017	1,546,962	7.3%	222,557	14.3%	144	144	223,145
2018	1,982,995	9.4%	198,469	12.8%	100	103	203,383
2019	2,532,434	12.0%	237,871	15.3%	94	100	253,635
2020	2,077,624	9.9%	184,749	11.9%	89	95	197,363
2021	2,140,113	10.2%	141,990	9.1%	66	74	158,192
2022	1,683,640	8.0%	107,792	6.9%	64	72	121,551
2023	951,848	4.5%	75,218	4.8%	79	93	88,272
2024	1,144,593	5.4%	79,622	5.1%	70	76	87,366
2025	1,122,422	5.3%	74,772	4.8%	67	82	92,081
Thereafter	3,223,795	15.3%	168,717	10.9%	52	70	225,950

Total / Wtd. Avg.	21,067,803	100.0%	$1,553,483	100.0%	$83	$91	$1,712,684

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,275,186	10.8%	—	—
2,500 or less	1,461,007	6.9%	$303,406	19.5%
2,501 - 10,000	2,183,356	10.4%	252,926	16.3%
10,001 - 20,000	3,904,172	18.5%	454,999	29.3%
20,001 - 40,000	2,899,718	13.8%	244,218	15.7%
40,001 - 100,000	4,068,597	19.3%	178,394	11.5%
Greater than 100,000	4,275,767	20.3%	119,541	7.7%

Total / Wtd. Avg.	21,067,803	100.0%	$1,553,483	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2016, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2016

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	581,283	—	—	—	—	—
Month to Month (3)	21,399	$3,013	0.2%	$141	$141	$3,013
2016	34,036	4,521	0.3%	133	133	4,540
2017	460,555	72,913	4.7%	158	160	73,475
2018	788,781	110,660	7.1%	140	145	114,255
2019	972,116	163,030	10.5%	168	181	176,199
2020	1,027,430	142,165	9.2%	138	148	151,999
2021	665,365	102,068	6.6%	153	173	115,158
2022	493,570	74,327	4.8%	151	170	83,692
2023	467,357	64,789	4.2%	139	163	76,380
2024	326,445	47,880	3.1%	147	154	50,345
2025	412,810	47,774	3.1%	116	145	59,712
Thereafter	714,268	84,769	5.4%	119	158	112,662

Total / Wtd. Avg.	6,965,414	$917,909	59.2%	$144	$160	$1,021,429

Powered Base Building®
Available	431,630	—	—	—	—	—
Month to Month (3)	90,995	$2,299	0.1%	$25	$25	$2,299
2016	47,715	2,121	0.1%	44	44	2,121
2017	492,242	4,857	0.3%	10	10	4,876
2018	723,196	26,059	1.7%	36	37	26,612
2019	1,129,378	45,189	2.9%	40	42	47,480
2020	654,284	21,569	1.4%	33	36	23,715
2021	957,749	24,075	1.5%	25	28	26,463
2022	943,706	28,603	1.8%	30	34	32,537
2023	418,622	9,281	0.6%	22	25	10,520
2024	512,183	21,321	1.4%	42	51	26,190
2025	588,518	23,680	1.5%	40	49	28,583
Thereafter	1,767,626	73,476	4.6%	42	57	101,320

Total / Wtd. Avg.	8,757,843	$282,532	17.9%	$34	$40	$332,717

Colocation
Available	517,788	—	—	—	—	—
Month to Month (3)	101,653	$27,554	1.8%	$271	$271	$27,554
2016	61,758	21,554	1.4%	349	349	21,554
2017	418,536	139,657	9.0%	334	334	139,657
2018	218,720	55,843	3.6%	255	255	55,843
2019	93,481	24,828	1.6%	266	266	24,850
2020	90,088	13,303	0.9%	148	148	13,303
2021	41,646	8,635	0.6%	207	210	8,735
2022	514	216	—	421	421	216
2023	287	56	—	195	195	56
2024	55,787	6,010	0.4%	108	108	6,010
2025	479	125	—	261	261	125
Thereafter	12,675	3,296	0.2%	260	260	3,296

Total / Wtd. Avg.	1,613,413	$301,077	19.5%	$275	$275	$301,200

Non-Technical
Available	744,485	—	—	—	—	—
Month to Month (3)	12,488	$334	—	$27	$27	$334
2016	16,148	329	—	20	20	331
2017	175,629	5,130	0.3%	29	29	5,137
2018	252,298	5,906	0.4%	23	26	6,673
2019	337,459	4,825	0.3%	14	15	5,106
2020	305,821	7,712	0.5%	25	27	8,346
2021	475,353	7,212	0.5%	15	16	7,836
2022	245,850	4,646	0.3%	19	21	5,106
2023	65,582	1,093	0.1%	17	20	1,316
2024	250,178	4,410	0.3%	18	19	4,820
2025	120,615	3,193	0.2%	26	30	3,662
Thereafter	729,226	7,176	0.5%	10	12	8,672

Total / Wtd. Avg.	3,731,132	$51,965	3.4%	$17	$19	$57,338

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2016, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2016

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	22	913,976	4.9%	$116,734	7.5%	5.2
2	CenturyLink, Inc.	49	2,304,983	12.3%	90,141	5.8%	5.1
3	Equinix	19	928,063	4.9%	52,450	3.4%	12.7
4	AT&T	43	647,261	3.4%	39,303	2.5%	4.8
5	Facebook, Inc.	10	196,864	1.0%	34,956	2.3%	2.3
6	LinkedIn Corporation	4	289,589	1.5%	32,288	2.1%	8.3
7	JPMorgan Chase & Co.	16	261,275	1.4%	29,883	1.9%	2.6
8	Oracle America, Inc.	8	239,034	1.3%	29,374	1.9%	3.1
9	SunGard Availability Services LP	9	259,350	1.4%	22,531	1.5%	8.4
10	Fortune 50 Software Company	6	385,758	2.1%	22,275	1.4%	6.1
11	Tata Communications	16	184,445	1.0%	20,990	1.4%	5.8
12	NTT Communications Company	14	227,406	1.2%	20,803	1.3%	5.1
13	Morgan Stanley	8	159,029	0.8%	20,705	1.3%	6.0
14	Verizon	52	229,660	1.2%	20,182	1.3%	5.9
15	HP Enterprise Services	5	117,121	0.6%	19,559	1.3%	2.5
16	Rackspace	5	172,821	0.9%	19,340	1.2%	11.9
17	Uber Technologies, Inc.	4	99,863	0.5%	18,046	1.2%	4.4
18	Amazon	14	308,863	1.6%	17,911	1.2%	4.2
19	Navisite Europe Limited	4	122,245	0.7%	17,002	1.1%	7.4
20	eBay, Inc.	2	103,524	0.6%	16,924	1.1%	3.2
	Total / Weighted Average		8,151,131	43.3%	$661,395	42.7%	6.2

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct tenants may be the entities named in this table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before September 30, 2016. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2016, multiplied by 12.

Portfolio Summary	Financial Supplement
As of September 30, 2016	Third Quarter 2016

	As of
	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015
Number of Properties (1)
Domestic (2)	88	94	94	95	88
International	39	32	32	30	30
Unconsolidated joint ventures (1)	14	14	14	14	14
Held-for-Sale	3	—	—	—	—
Total	144	140	140	139	132

Number of Buildings
Domestic	143	146	146	147	140
International	45	37	37	35	35
Unconsolidated joint ventures	16	16	16	16	16
Held-for-Sale	3	—	—	—	—
Total	207	199	199	198	191

Number of Metropolitan Areas
Domestic	19	19	19	19	19
International	12	12	12	12	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	32

Net Rentable Square Feet (3)
Domestic	17,445,794	18,059,173	17,881,686	17,915,786	16,945,581
International	3,301,045	3,205,737	3,092,233	3,111,685	3,095,548
Unconsolidated joint ventures	1,867,341	1,866,784	1,866,784	1,866,784	1,866,784
Held-for-Sale	225,799	—	—	—	—
Total	22,839,979	23,131,694	22,840,703	22,894,255	21,907,913

Active Development Square Feet (4)
Domestic	972,756	962,911	1,152,080	974,783	1,047,416
International	363,834	505,526	609,915	367,877	337,899
Total	1,336,590	1,468,437	1,761,995	1,342,660	1,385,315

Space Held for Development (5)
Domestic	751,091	976,790	962,869	1,164,138	1,095,565
International	188,874	123,323	139,300	111,629	157,743
Unconsolidated joint ventures	71,417	71,974	71,974	71,974	71,974
Held-for-Sale	89,923	—	—	—	—
Total	1,101,305	1,172,087	1,174,143	1,347,741	1,325,282

Portfolio occupancy (6)	89.9%	90.4%	90.9%	91.4%	93.0%
Digital Realty's share occupancy (7)	89.2%	89.9%	90.4%	90.9%	92.6%
Stabilized "same-capital" pool occupancy (8)	92.6%	93.0%	93.0%	93.1%	93.5%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 35).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 39).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes properties classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Third Quarter 2016

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$827,094	$4,841	$831,935	47.2%
Powered Base Building®	200,284	12	200,296	11.4%
Colocation	86,102	15,873	101,974	5.8%
Non-Technical	32,687	4	32,691	1.9%
Corporate Data Center Total	$1,146,165	$20,730	$1,166,897	66.3%

Internet Gateway Data Center
Turn-Key Flex®	$90,815	$1,412	$92,228	5.2%
Powered Base Building®	82,248	19	82,267	4.7%
Colocation	214,976	186,978	401,953	22.8%
Non-Technical	8,049	4	8,054	0.5%
Internet Gateway Data Center Total	$396,088	$188,414	$584,502	33.2%

Non-Data Center
Non-Technical	$11,229	—	$11,229	0.6%
Non-Data Center Total	$11,229	—	$11,229	0.6%

Total	$1,553,483	$209,144	$1,762,628	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2016, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Third Quarter 2016

Metropolitan Area	IT Load / MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	83.5	1,151,816	94.4%	1,086,796
Dallas	61.0	940,241	94.5%	888,955
Silicon Valley	46.9	512,620	90.9%	465,790
Chicago	46.0	639,506	93.1%	595,623
Phoenix	45.8	687,622	85.0%	584,606
New York	42.7	1,028,804	78.0%	802,492
San Francisco	25.4	471,618	77.7%	366,588
Boston	21.1	378,456	83.7%	316,873
Los Angeles	13.2	249,544	84.5%	210,942
Houston	12.6	163,209	84.7%	138,293
Other Metropolitan Areas	25.7	412,128	84.3%	347,431
Total North America	423.8	6,635,564	87.5%	5,804,390

London, United Kingdom	85.4	1,088,926	88.0%	958,604
Amsterdam, Netherlands	13.5	98,350	80.9%	79,521
Other Metropolitan Areas	12.1	210,912	69.6%	146,760
Total Europe	111.0	1,398,188	84.7%	1,184,884

Singapore	25.9	307,451	90.3%	277,663
Other Metropolitan Areas	16.6	237,624	89.6%	212,820
Total Asia/Pacific	42.4	545,075	90.0%	490,483

Total	577.2	8,578,827	87.2%	7,479,756

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-16	30-Jun-16	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	166,177	—	5,449	$50,414	84.9%	84.3%	6.4
365 S Randolphville Road	Data Center	292,909	17,000	41,539	28,329	99.7%	99.7%	10.8
60 Hudson Street (8)	Internet Gateway	163,520	—	—	24,369	57.0%	56.0%	1.8
3 Corporate Place	Data Center	276,931	—	—	20,639	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	18,958	92.8%	92.8%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	16,619	92.4%	92.4%	1.7
2 Peekay Drive (8)	Data Center	102,562	—	112,329	9,918	66.4%	63.0%	3.8
32 Avenue of Americas (8)	Internet Gateway	119,411	—	13,087	8,954	58.8%	58.2%	2.1
100 Delawanna Avenue	Data Center	183,137	—	—	8,398	58.9%	59.9%	4.0
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,521	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,889,578	17,000	313,478	$192,148	84.3%	84.1%	42.0

Dallas
2323 Bryan Street	Internet Gateway	453,549	—	23,568	$20,173	74.8%	73.9%	3.3
907 Security Row (10)	Data Center	120,040	—	18,410	15,230	97.4%	97.4%	9.6
1232 Alma Road	Data Center	105,726	—	—	14,850	100.0%	100.0%	6.8
2440 Marsh Lane	Data Center	135,250	—	—	13,783	84.8%	84.8%	6.8
900 Quality Way	Data Center	114,922	—	—	13,175	98.6%	100.0%	7.0
4849 Alpha Road	Data Center	125,538	—	—	12,264	100.0%	100.0%	4.5
850 East Collins	Data Center	121,366	—	—	12,029	87.9%	73.1%	6.9
2501 S. State Hwy. 121	Data Center	831,372	—	—	11,774	96.5%	96.5%	—
4025 Midway Road	Data Center	93,386	—	7,204	10,428	95.1%	95.1%	4.4
950 East Collins	Data Center	121,286	—	—	9,713	100.0%	100.0%	7.2
11830 Webb Chapel Road	Data Center	365,647	—	—	8,847	98.0%	98.0%	—
400 S. Akard	Internet Gateway	269,563	—	—	8,734	95.5%	95.5%	—
1215 Integrity Drive (11)	Data Center	61,750	56,126	—	4,201	96.8%	96.8%	3.4
8435 N Stemmons Freeway (8)	Data Center	34,903	—	—	3,674	66.7%	68.1%	1.3
904 Quality Way	Data Center	62,636	—	—	1,008	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
1210 Integrity Drive (12)	Data Center	—	339,441	—	—	—	—	—
Total		3,078,684	395,567	49,182	$160,584	92.8%	92.2%	61.0

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	344,018	16,182	32,511	$35,431	99.2%	95.3%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	269,227	—	15,236	33,365	99.1%	99.6%	19.8
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,889	100.0%	100.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	13,009	99.8%	100.0%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,832	95.5%	95.5%	6.9
44100 Digital Loudoun Plaza (Bldg J)	Data Center	109,121	105,238	—	7,923	52.8%	56.2%	8.6
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,490	99.0%	99.0%	3.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,191	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,759	100.0%	100.0%	—
4030 Lafayette Center Drive	Data Center	72,696	—	—	4,501	100.0%	100.0%	2.4
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,042	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,271	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,515	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,682	100.0%	100.0%	—
8100 Boone Boulevard (13)	Data Center	17,015	—	—	674	34.7%	35.2%	0.4
43780 Digital Loudoun Plaza (Bldg H)	Data Center	—	223,580	—	—	—	—	—
Total		2,059,022	345,000	59,697	$157,698	96.4%	96.3%	81.7

Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$85,671	97.6%	97.3%	18.6
9355 Grand Avenue	Data Center	221,750	—	16,044	30,647	96.7%	91.8%	19.8
9333 Grand Avenue	Data Center	109,826	—	7,689	11,222	86.8%	85.7%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	9,094	87.1%	87.0%	0.8
9377 Grand Avenue	Data Center	—	176,730	—	—	—	—	—
Total		1,607,598	176,730	42,997	$136,635	95.8%	94.9%	46.0

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-16	30-Jun-16	TKF & Colo IT Load (6)
Silicon Valley
2805 Lafayette Street (14)	Data Center	145,780	—	—	$17,425	90.3%	100.0%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,532	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,296	—	—	11,441	84.3%	84.3%	6.4
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,177	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,495	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	10,153	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,614	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,000	100.0%	100.0%	—
1725 Comstock Street	Data Center	39,643	—	—	7,538	100.0%	100.0%	3.4
150 South First Street	Data Center	179,761	—	—	7,476	97.2%	97.2%	—
1201 Comstock Street	Data Center	24,000	—	—	5,174	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,945	100.0%	100.0%	—
2820 Northwestern Parkway (8)	Data Center	37,587	—	—	4,744	35.8%	35.8%	5.7
2401 Walsh Street	Data Center	167,932	—	—	4,190	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,593	100.0%	100.0%	—
Total		1,714,329	—	—	$127,498	95.9%	96.7%	46.9

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$65,516	87.2%	86.9%	32.6
120 E. Van Buren	Internet Gateway	287,514	—	—	19,159	61.4%	67.4%	10.0
2055 East Technology Circle	Data Center	76,350	—	—	8,477	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,385	—	108,926	$93,152	69.5%	71.1%	45.8

San Francisco
200 Paul Avenue 1-4	Internet Gateway	481,571	—	18,522	$28,099	69.3%	68.8%	9.4
365 Main Street	Internet Gateway	226,980	—	—	27,021	69.3%	67.4%	8.5
720 2nd Street	Data Center	121,220	—	—	15,644	69.1%	86.4%	7.6
360 Spear Street	Data Center	154,950	—	—	4,343	48.5%	48.5%	—
Total		984,721	—	18,522	$75,108	66.0%	67.4%	25.4

Atlanta
56 Marietta Street	Internet Gateway	152,618	—	—	$35,000	96.8%	96.2%	3.8
375 Riverside Parkway	Data Center	250,191	—	—	9,164	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,745	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,504	100.0%	100.0%	—
250 Williams Street	Data Center	—	38,459	—	—	N/A	N/A	—
Total		1,050,696	38,459	—	$52,413	99.5%	99.4%	6.1

Boston
128 First Avenue	Data Center	274,750	—	—	$20,487	82.3%	88.7%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,360	88.1%	88.1%	5.1
105 Cabot Street	Data Center	42,243	—	63,488	4,578	75.8%	75.8%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,227	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	807	100.0%	100.0%	—
Total		515,190	—	63,488	$42,458	86.2%	88.0%	19.0

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$25,308	87.8%	89.3%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,478	85.7%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,835	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,810	100.0%	100.0%	—
Total		818,479	—	—	$41,430	90.4%	91.3%	13.2

Houston
Digital Houston	Data Center	392,816	—	13,969	$19,310	86.4%	88.1%	12.6
Total		392,816	—	13,969	$19,310	86.4%	88.1%	12.6

Toronto, Canada
371 Gough Road	Data Center	90,874	13,434	—	$9,244	87.3%	100.0%	5.4
6800 Millcreek Drive	Data Center	83,758	—	—	2,243	100.0%	100.0%	—
Total		174,632	13,434	—	$11,487	93.4%	100.0%	5.4

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,523	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,135	100.0%	100.0%	—
Total		371,500	—	—	$10,658	95.6%	95.6%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-16	30-Jun-16	TKF & Colo IT Load (6)
Austin
7500 Metro Center Drive	Data Center	85,688	—	—	$5,472	38.5%	52.5%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	2,058	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
Total		351,160	—	—	$8,588	85.0%	90.3%	4.3

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,145	100.0%	100.0%	—
Total		69,048	—	—	$3,145	100.0%	100.0%	—

Portland
3825 NW Aloclek Place	Data Center	48,571	—	—	$5,805	82.8%	82.7%	4.5
Total		48,571	—	—	$5,805	82.8%	82.7%	4.5

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,343	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	431	22.2%	22.2%	—
Total		406,929	—	—	$5,775	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	156,818	—	5,313	$4,752	79.4%	80.5%	0.4
2300 NW 89th Place	Data Center	64,174	—	—	$963	100.0%	100.0%	—
Total		220,992	—	5,313	$5,714	85.4%	86.2%	0.4

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,646	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,512	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,217	—	—	1,427	100.0%	99.9%	0.1
Total		95,498	—	—	$4,586	100.0%	100.0%	1.0

Seattle
3433 S 120th Place (8)	Data Center	40,402	—	75,519	$1,308	58.0%	41.3%	2.4
Total		40,402	—	75,519	$1,308	58.0%	41.3%	2.4

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	437,334	10,879	31,787	$52,963	90.4%	90.4%	29.2
Sovereign House (20)	Internet Gateway	65,100	—	—	29,180	75.7%	N/A	4.8
Watford (15)	Data Center	105,360	7,995	19,645	17,121	100.0%	100.0%	10.1
Fountain Court	Data Center	131,771	—	—	15,154	76.6%	88.2%	8.6
3 St. Anne's Boulevard	Data Center	96,384	—	—	14,269	82.5%	82.5%	7.2
Croydon (16)	Data Center	120,000	—	—	13,839	100.0%	100.0%	7.9
Mundells Roundabout	Data Center	113,464	—	—	7,324	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	6,770	100.0%	100.0%	2.9
Oliver's Yard (20)	Data Center	37,634	—	—	8,249	57.9%	N/A	2.4
West Drayton (20)	Data Center	58,200	—	—	7,529	47.8%	N/A	2.9
Crawley	Data Center	66,248	65,902	—	8,091	100.0%	100.0%	6.0
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,101	100.0%	100.0%	1.4
Bonnington House (20)	Internet Gateway	14,078	—	20,277	4,135	100.0%	N/A	0.6
Meridian Gate (20)	Data Center	17,943	—	—	3,710	73.3%	N/A	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	260	100.0%	100.0%	—
Total		1,365,195	84,776	71,709	$192,692	88.5%	93.9%	85.4

Amsterdam, Netherlands
Amstel Business Park	Data Center	31,823	—	—	$17,935	89.3%	N/A	6.7
Science Park (20)	Internet Gateway	44,449	15,604	20,805	8,962	65.3%	N/A	4.7
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	5,642	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,811	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,391	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,240	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,161	100.0%	100.0%	—
De President Business Park	Data Center	—	157,338	—	—	—	—	—
Total		393,548	172,942	20,805	$42,141	95.2%	100.0%	13.5

Dublin, Ireland
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	$7,805	100.0%	100.0%	—
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	7,609	83.2%	83.2%	4.3
Profile Park	Data Center	43,275	—	—	3,117	50.1%	52.5%	3.8
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,224	100.0%	100.0%	—
Total		307,775	—	—	$19,755	86.4%	87.0%	8.1

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-16	30-Jun-16	TKF & Colo IT Load (6)
Frankfurt, Germany
Lyonerstrasse (20)	Data Center	47,641	—	—	$8,915	55.9%	N/A	3.9
Total		47,641	—	—	$8,915	55.9%	N/A	3.9

Paris, France
1 Rue Jean-Pierre	Data Center	104,666	—	—	$4,224	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,810	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	603	100.0%	100.0%	—
Total		185,994	—	—	$6,638	100.0%	100.0%	—

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,657	100.0%	100.0%	—
Total		38,016	—	—	$1,657	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,598	100.0%	100.0%	—
Total		59,190	—	—	$1,598	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	370,500	—	—	$61,725	97.4%	97.4%	22.3
3 Loyang Way	Data Center	95,019	—	75,119	4,221	29.9%	—	3.6
Total		465,519	—	75,119	$65,946	83.6%	88.2%	25.9

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$8,453	100.0%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	72,341	—	21,241	8,271	89.3%	91.5%	4.3
Total		125,329	—	21,241	$16,724	93.8%	95.2%	7.2

Sydney
1-11 Templar Road (17)	Data Center	86,217	—	—	$11,944	84.8%	82.3%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,133	100.0%	100.0%	—
Total		138,207	—	—	$13,078	90.5%	89.0%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—	—
Total		—	92,682	—	—	—	—	—

NON-DATA-CENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	322,931	—	—	$4,353	62.7%	62.5%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Solutions Parkway (18)	Technology Office	156,000	—	—	2,597	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,086	81.7%	81.7%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		740,196	—	—	$11,229	80.4%	80.4%	—

Consolidated Portfolio Total/Weighted Average		20,746,839	1,336,590	939,965	$1,535,873	89.1%	89.8%	568.0

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$18,086	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,527	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,281	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,007	100.0%	100.0%	—
Total		546,572	—	—	$25,902	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,883	—	71,417	$17,054	80.8%	81.2%	5.8
Total		114,883	—	71,417	$17,054	80.8%	81.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,405	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,343	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,249	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,122	100.0%	100.0%	—
Total		326,305	—	—	$12,119	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Third Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Sep-16	30-Jun-16	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,587	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,762	100.0%	100.0%	—
Total		319,876	—	—	$7,349	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,972	—	71,417	$65,613	98.5%	98.5%	18.2

Managed Portfolio Total/Weighted Average		22,162,811	1,336,590	1,011,382	$1,601,486	89.7%	90.3%	586.2

Digital Realty Share Total/Weighted Average (19)		21,067,803	1,239,984	975,648	$1,553,483	89.2%	89.9%	577.2

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$39,686	95.3%	95.9%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,774	100.0%	100.0%	—
Total		451,369	—	—	$46,460	95.8%	96.4%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$46,460	95.8%	96.4%	—

Portfolio Total/Weighted Average		22,614,180	1,336,590	1,011,382	$1,647,946	89.9%	90.4%	586.2

Held for Sale
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	$5,431	81.4%	81.8%	2.1
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,975	100.0%	100.0%	1.4
7620 Metro Center Drive	Data Center	40,836	—	—	681	82.8%	82.8%	0.3
Total		225,799	—	89,923	$9,086	85.0%	N/A	3.8

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 35).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 39).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2016, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from Telx Acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Building formerly referred to as 1301 International Parkway.

(11)	Building formerly referred to as 1215 Datacenter Park.

(12)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan (see page 39).

(13)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building formerly referred to as The Chess Building.

(16)	Building formerly referred to as Unit B Prologis Park.

(17)	Building formerly referred to as 1-23 Templar Road.

(18)	Building formerly referred to as 1 Savvis Parkway.

(19)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(20)	Building represents leasehold interest from European Portfolio Acquisition in third quarter of 2016.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Third Quarter 2016

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Atlanta	—	—	—	—	—	1	38,459	1,600	$5,125	$17,099	$22,224	—	1Q17			1	38,459	$5,125	$17,099	$22,224
Chicago	1	94,192	$17,408	$12,876	$30,284	1	82,538	6,400	28,746	49,719	78,465	50.0%	2Q17			2	176,730	46,154	62,595	108,749
Dallas	1	199,001	9,366	3,643	13,009	2	196,566	15,375	65,989	88,455	154,444	47.6%	2Q17			1	395,567	75,355	92,098	167,453
New York	—	—	—	—	—	1	17,000	1,200	21,012	2,532	23,544	100.0%	4Q16			1	17,000	21,012	2,532	23,544
N. Virginia	2	197,012	21,281	17,079	38,360	3	147,988	13,200	57,293	66,238	123,531	70.3%	2Q17			3	345,000	78,574	83,317	161,891
Toronto, Canada	—	—	—	—	—	1	13,434	1,350	9,050	12,442	21,492	100.0%	1Q17			1	13,434	9,050	12,442	21,492
North America	4	490,205	$48,055	$33,598	$81,653	9	495,985	39,125	$187,215	$236,485	$423,701	54.3%		12.7%	12.1%	9	986,190	$235,270	$270,083	$505,354

Amsterdam	1	134,560	23,579	15,087	38,667	2	38,382	4,400	21,736	30,176	51,912	—	1Q17			2	172,942	45,315	45,263	90,578
London	—	—	—	—	—	3	84,776	5,820	49,213	32,737	81,950	100.0%	3Q17			3	84,776	49,213	32,737	81,950
Europe	1	134,560	$23,579	$15,087	$38,667	5	123,158	10,220	$70,949	$62,913	$133,862	68.8%		11.7%	10.9%	5	257,718	$94,528	$78,000	$172,528

Osaka	1	51,435	10,725	14,956	25,681	1	41,247	4,000	22,602	45,117	67,719	100.0%	4Q17			1	92,682	33,327	60,073	93,400
Asia Pacific	1	51,435	$10,725	$14,956	$25,681	1	41,247	4,000	$22,602	$45,117	$67,719	100.0%		8.3%	7.7%	1	92,682	$33,327	$60,073	$93,400

Total	6	676,200	$82,360	$63,641	$146,001	15	660,390	53,345	$280,766	$344,515	$625,281	59.9%		12.0%	11.4%	15	1,336,590	$363,125	$408,156	$771,282

(1)	Represents costs incurred through September 30, 2016.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Third Quarter 2016

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	25,864	1,674	$27,252	—
Boston	1	7,097	283	4,471	—
Chicago	2	11,905	972	11,944	48.9%
Dallas	1	8,357	288	3,024	—
Houston	1	21,888	1,391	16,429	—
New York	2	4,663	195	2,408	—
Northern Virginia	2	45,744	3,720	29,091	74.2%
Silicon Valley	1	596	182	2,540	—
North America	11	126,114	8,705	$97,158	37.2%	11.3%	10.8%

Dublin	1	19,597	1,920	$20,787	—
London	2	52,148	2,929	23,579	72.6%
Europe	3	71,745	4,849	$44,366	43.8	13.7%	12.9%

Singapore	2	29,788	2,757	37,616	2.2%
Sydney	1	11,167	1,066	10,793	—
Asia Pacific	3	40,955	3,823	$48,409	1.6%	13.3%	12.5%

Subtotal Consolidated Portfolio	17	238,814	17,377	$189,933	31.2%	12.4%	11.7%

Hong Kong	1	22,095	1,200	$28,061	—
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$28,061	—	14.0%	13.2%

Grand Total	18	260,909	18,577	$217,995	29.2%	12.6%	11.9%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Third Quarter 2016

Construction Projects in Progress	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	447.1	$223,236	—	$223,236
Development Construction in Progress
Space Held for Development (1)	940,028	N/A	285,884	—	285,884	$304
Base Building Construction (2)	676,200	N/A	82,360	$63,641	146,001	216
Data Center Construction (3)	660,390	N/A	280,766	344,515	625,281	947
Equipment Pool & Other Inventory (4)	N/A	N/A	11,793	—	11,793
Campus, Tenant Improvements & Other (5)	N/A	N/A	20,386	14,609	34,995
Total Development Construction in Progress	2,276,618		$681,189	$422,765	$1,103,954

Enhancement & Other			$10,951	$6,705	$17,656
Recurring			9,120	25,823	34,943
Total Construction in Progress			$924,496	$455,293	$1,379,789

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 660,390 square feet.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of September 30, 2016 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)	Represents costs incurred through September 30, 2016.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Third Quarter 2016

	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Sep-16	30-Sep-15

Non-Recurring Capital Expenditures (1)
Development	$172,057	$110,114	$131,476	$138,736	$123,732	$413,647	$384,726
Enhancements and Other Non-Recurring	2,033	908	441	1,201	1,866	3,382	10,181
Total Non-Recurring Capital Expenditures	$174,090	$111,022	$131,917	$139,937	$125,598	$417,029	$394,907

Recurring Capital Expenditures (2)	$15,252	$17,914	$21,064	$35,386	$14,716	$54,230	$56,490

Total Direct Capital Expenditures	$189,342	$128,936	$152,981	$175,323	$140,314	$471,259	$451,397

Indirect Capital Expenditures
Capitalized Interest	$3,750	$3,883	$3,814	$2,955	$2,395	$11,447	$9,896
Capitalized Overhead	18,101	15,660	16,666	16,954	15,060	50,427	39,819
Total Indirect Capital Expenditures	$21,851	$19,543	$20,480	$19,909	$17,455	$61,874	$49,715

Timing / FX adjustments	5,764	38	10,430	6,806	7,337	16,232	34,029

Total Improvements to and Advances for Investment in Real Estate	$216,957	$148,517	$183,891	$202,038	$165,106	$549,365	$535,141

Consolidated Portfolio Net Rentable Square Feet (3)	21,067,803	21,582,291	21,291,300	21,344,852	20,358,510	21,067,803	20,358,510

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Third Quarter 2016

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	—	—	—
Boston	—	—	—	1	63,488	$23,749
Chicago	1	18.7	12,940	3	42,997	9,968
Dallas	3	100.0	25,125	3	49,182	3,983
Houston	—	—	—	1	13,969	2,732
Miami	—	—	—	1	5,313	155
New York	1	34.2	42,201	7	313,541	96,392
N. Virginia	2	237.9	77,937	3	59,697	15,209
Phoenix	—	—	—	1	108,926	11,777
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	14,242	—	—	—
Seattle	—	—	—	1	75,519	—
North America	10	407.5	$174,324	22	751,154	$174,027

Amsterdam, Netherlands	—	—	—	1	20,805	$16,718
Dublin, Ireland	1	7.5	$9,981	—	—	—
Frankfurt, Germany	1	6.0	12,148	—	—	—
London, England	1	13.4	20,936	3	71,709	13,342
Europe	3	26.9	$43,064	4	92,514	30,060

Melbourne	1	4.1	$1,715	1	21,241	$6,526
Singapore	—	—	—	1	75,119	75,272
Sydney	1	8.6	4,133	—	—	—
Asia Pacific	2	12.7	$5,848	2	96,360	$81,797

Subtotal Consolidated Portfolio	15	447.1	$223,236	28	940,028	$285,884

Hong Kong	—	—	—	1	71,417	$11,658
Subtotal Unconsolidated JV	—	—	—	1	71,417	$11,658

Grand Total	15	447.1	$223,236	29	1,011,445	$297,542

(1)	Represents properties acquired to support ground-up development.

(2)	Represents costs incurred through September 30, 2016. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2016

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development (2)	% of Total Net Rentable Square Feet Occupied (3)
European Portfolio Acquisition	Various	7/5/2016	$874,000	N/A	316,868	56,686	66%
Garland (Land)	Dallas	7/14/2016	16,542	N/A	—	—	—
Wells Fairway Parcel (Land)	Northern Virginia	7/15/2016	500	N/A	—	—	—
Franklin Park II (Land)	Chicago	8/2/2016	12,500	N/A	—	—	—
Broad Run Tech Park (Land)	Northern Virginia	8/16/2016	18,019	N/A	—	—	—
Total	—	—	$921,561	—	316,868	56,686	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development (2)	% of Total Net Rentable Square Feet Occupied (3)
210 Tucker	St. Louis	7/11/2016	$81,500	5.6%	258,268	77,778	65%
900 Walnut	St. Louis	7/11/2016	23,000	12.9%	105,776	6,490	94%
1807 Michael Faraday	Northern Virginia	7/11/2016	4,000	10.4%	19,237	—	100%
251 Exchange	Northern Virginia	7/11/2016	6,000	N/A	70,982	—	100%
114 Rue Ambroise Croizat	Paris	8/1/2016	212,000	7.7%	360,920	—	96%
Total	—	—	$326,500	7.1%	815,183	84,268	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area. Square footage acquired represents one owned property and seven properties that are leased from third parties.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Third Quarter 2016

	As of September 30, 2016
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$123,014	$48,574	$146,987	$441,387	$124,061	$7,519	$891,542
Accumulated depreciation & amortization	(94,651)	(2,435)	(12,365)	(29,184)	(6,323)	(1,156)	(146,114)
Net Book Value of Operating Real Estate	$28,363	$46,139	$134,622	$412,203	$117,738	$6,363	$745,428
Other assets	15,691	8,939	48,982	59,938	48,930	1,296	183,776
Total Assets	$44,054	$55,078	$183,604	$472,141	$166,668	$7,659	$929,204

Debt	101,811	47,000	—	208,000	102,025	—	458,836
Other liabilities	5,073	876	4,686	82,960	3,923	55	97,573
Equity / (deficit)	(62,830)	7,202	178,918	181,181	60,720	7,604	372,795
Total Liabilities and Equity	$44,054	$55,078	$183,604	$472,141	$166,668	$7,659	$929,204

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$50,906	$23,500	—	$41,600	$20,405	—	$136,411

	Three Months Ended September 30, 2016
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$11,517	$2,233	$4,860	$10,285	$4,990	$562	$34,447
Operating expenses	(3,763)	(412)	(1,720)	(1,925)	(2,075)	(1,077)	(10,972)
Net Operating Income (NOI)	$7,754	$1,821	$3,140	$8,360	$2,915	($515)	$23,475

Straight-line rental revenue	($26)	($118)	($239)	($382)	($172)	—	(937)
Above- and below-market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,728	$1,703	$2,901	$7,229	$3,674	($515)	$22,720

Interest expense	($1,659)	($385)	$—	($1,428)	($878)	($1)	($4,351)
Depreciation & amortization	(1,678)	(181)	(1,518)	(3,171)	(2,301)	(161)	(9,010)
Other income / (expense)	(60)	(41)	(107)	(93)	(151)	(54)	(506)
Total Non-Operating Expenses	($3,397)	($607)	($1,625)	($4,692)	($3,330)	($216)	($13,867)

Net Income	$4,357	$1,214	$1,515	$3,668	($415)	($731)	$9,608

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,877	$911	$1,570	$1,672	$583	($88)	$8,525

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,864	$852	$1,451	$1,446	$735	($88)	$8,260

Digital Realty's income (loss) from unconsolidated JVs (1)	$1,661	$607	$757	$758	$493	($124)	$4,152

Digital Realty's Pro Rata Share of FFO (2)	$2,500	$698	$1,516	$1,392	$953	($97)	$6,962

Digital Realty's Fee Income from JV	—	—	$144	$831	$416	—	$1,391

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 47.

External Growth Pipeline	Financial Supplement
Central - Chicago	Third Quarter 2016

Master Plan

Grand Avenue
Central
Chilled
Water
Plant
PRIMARY
ENTRY
Building 9333
Phase 1
Building 9377
Phase 3
Building 9355
Phase 2
Martens St.

Completed and Stabilized Development

Current Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	98.0%	Completed
9355 W. Grand Ave., Franklin Park, IL	237,814	21.6	100.0%	Completed
9377 W. Grand Ave., Franklin Park, IL	176,730	16.0	23.0%	Active development - base building and data centers

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 17,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4 MW of IT Load in eight 1,800 kW data centers.

•
The IT density of the first floor in the 9355 Building was doubled from the original master plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 Building commenced in February 2016, with an estimated delivery date for the first suite in 1Q/2Q of 2017. The building is designed to provide 176,730 square feet and accommodate 12.8 MW of IT Load, with the potential to increase critical IT Load Capacity to 16.0 MW.

•
In August 2016, Digital Realty acquired 18.7 acres of land including existing buildings in Franklin Park, IL, adjacent to the current Digital Chicago Campus. This site can accommodate future datacenter development of up to 469,000 square feet and approximately 36.0 MW, with a potential increase to 50 megawatts at high-density. This expansion enables Digital Realty to continue to compete for opportunities in the Chicago market.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 532,059 square feet to support upwards of 44.4 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5 kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 98% leased based upon total IT Load.

•	Redevelopment of the second phase, 9355 W. Grand Ave., was completed during 2Q 2016. The buildnig is now 100% leased.

•
The third phase is the ground-up development of the 9377 W. Grand Ave. building. The site is mastered planned for a 176,730 square foot building to accommodate up to 16 MW of IT Load Capacity, and is currently under active development of the base building and and data centers. The first 3.2 MW was preleased in 3Q 2016.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Third Quarter 2016

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Integrity Drive
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	100.0%	Completed
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Completed
907 Security Row, Richardson, TX	139,000	9.6	100.0%	Completed
1210 Integrity Drive, Richardson, TX	455,140	36.0	8.9%	Active development - base building and data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture, Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In seven years, Digital Realty has completed or actively developed 1,093,544 square feet in eight buildings.

•
The campus has approximately 44.2 MW of IT Load currently in operation, with approximately 3.2 MW of leased data center space that is under construction and 3.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load and is now 100% leased and completed.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 467,963 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase One to provide a 339,441 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 128,522 square feet to accommodate an additional 12 MW of IT Load. Leases have been signed for 3.2 MW of IT Load in Phase 1 scheduled for delivery in December 2016.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virginia	Third Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	91.0%	Active development - data centers
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	93.7%	Complete
43780 Digital Loudoun Plaza (Bldg. H)	223,580	14.4	19.8%	Active development - base building and data centers
44100 Digital Loudoun Plaza (Bldg. J)	214,820	16.4	57.1%	Active development - base building and data centers
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, to support the future development of over two million square feet and the build-out of roughly 150.0 MW of IT Load.

•
Digital Realty acquired 112 acres of undeveloped land in Loudoun County in August 2016, adjacent to the 125.9 acres acquired in November 2015 to support future development of approximately eight hundred thousand square feet and the build-out of roughly 60.0 MW of IT Load.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,115,574 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 76.25 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 83.3% leased. The combined first and second phases are 91.0% leased. A 1.2 MW suite is under construction and preleased, and 2.4 MW is held for development under an existing tenant's option. Upon development of the 2.4 MW of data center space under option, Building G is expected to be 99.0% leased. The remaining 1.0% of vacant space relates to non-technical space expected to be absorbed as tenants occupy their data center spaces.

•	Building K has constructed, delivered and leased 19.8 MW or 100% of its total IT load in 16 Turn-Key Flex data centers. Including non-technical space the building is 93.7% leased.

•
Building J is under construction to deliver 16.4 MW of IT Load with 9.2 MW of IT Load delivered and 4.8 MW of IT Load is scheduled for delivery in 4Q2016. The building is currently 60.3% leased based upon space.

•	Building H is designed to accommodate 14.4 MW of IT Load and the base building and data centers are currently under active development.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	Third Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.7%	Completed
365 S. Randolphville (Addition)	86,656	5.4	43.4%	Active Development - data center
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex (1115 Centennial Ave.)	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	1115 Centennial Avenue, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, the Digital Piscataway Campus is an existing three-building campus after being expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road, and a free-standing 100,515 square foot annex at 1115 Centennial Avenue.

•	Campus has a robust power supply that is fed by a private, on-site 69 kV substation with two (2) independent feeds, each capable of supporting the entire site load.

Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT load.  As of September 30, 2016, Digital Realty has leased a total of 2.7 MW in the expansion, of which 1.8 MW has been delivered.  An additional 1.2 MW is under active development with a scheduled delivery of 4Q2016, while the remaining 2.4 MW of IT load will be developed to meet current and future demand as needed.

•	The 100,515 square foot annex located at 1115 Centennial Avenue provides capacity for an additional 7.2 MW of IT load and is ready for data center construction.

•
The campus is a premier, state-of-the-art facility positioned to serve the expanding requirements of the financial services industry, and can also take advantage of significant opportunities in the healthcare, telecommunications, and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Third Quarter 2016

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

Net Income (Loss) Available to Common Stockholders	$187,330	$27,951	$39,125	($40,039)	$38,522
Interest	63,084	59,909	57,261	61,717	48,138
Loss from early extinguishment of debt	18	—	964	—	—
Tax expense	3,720	2,252	2,109	268	1,850
Depreciation & amortization	178,133	175,594	169,016	172,956	136,974
EBITDA	$432,285	$265,706	$268,475	$194,902	$225,484
Change in fair value of contingent consideration	—	—	—	—	(1,594)
Severance-related expense, equity acceleration, and legal expenses	2,580	1,508	1,448	6,125	(3,676)
Transaction expenses	6,015	3,615	1,900	3,099	11,042
(Gain) loss on sale of property	(169,000)	—	(1,097)	(322)	207
(Gain) on settlement of pre-existing relationship with Telx	—	—	—	(14,355)	—
Loss on currency forwards	—	3,082	—	—	—
Other non-core expense adjustments	(22)	—	(1)	75,269	51
Non-controlling interests	3,247	569	784	(590)	864
Preferred stock dividends	21,530	22,424	22,424	24,056	18,456
Issuance costs associated with redeemed preferred stock	10,328	—	—	—	—
Adjusted EBITDA	$306,963	$296,904	$293,933	$288,184	$250,834

	Three Months Ended
Financial Ratios	30-Sep-16	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15

Total GAAP interest expense	$63,084	$59,909	$57,261	$61,717	$48,138
Bridge facility fees	—	—	—	(3,903)	—
Capitalized interest	3,750	3,883	3,814	2,955	2,395
Change in accrued interest and other non-cash amounts	(895)	(11,313)	4,417	(23,778)	4,432
Cash Interest Expense (2)	$65,939	$52,479	$65,492	$36,991	$54,965

Scheduled debt principal payments	927	1,241	1,787	1,768	1,693
Preferred dividends	21,530	22,424	22,424	24,056	18,456
Total Fixed Charges (3)	$89,291	$87,457	$85,286	$90,496	$70,682

Coverage
Interest coverage ratio (4)	4.6x	4.7x	4.8x	4.7x	5.0x
Cash interest coverage ratio (5)	4.7x	5.7x	4.5x	7.8x	4.6x
Fixed charge coverage ratio (6)	3.4x	3.4x	3.4x	3.3x	3.5x
Cash fixed charge coverage ratio (7)	3.5x	3.9x	3.3x	4.6x	3.3x

Leverage
Debt to total enterprise value (8) (9)	26.5%	25.8%	29.7%	32.0%	31.4%
Debt plus preferred stock to total enterprise value (9)(10)	31.1%	31.5%	36.2%	39.2%	40.2%
Pre-tax income to interest expense (11)	4.5x	1.9x	2.1x	0.7x	2.2x
Net Debt to Adjusted EBITDA (12)	5.1x	5.2x	5.3x	5.2x	4.8x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 47.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value of equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2016

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction expenses, (iii) loss from early extinguishment of debt, (iv) costs on redemption of preferred stock, (v) change in fair value of contingent consideration, (vi) severance-related expense, equity acceleration, and legal expenses, (vii) bridge facility fees, (viii) loss on currency forwards and (ix) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant-Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) non-cash stock-based compensation expense, (vi) straight-line rent revenue, (vii) straight-line rent expense, (viii) above- and below-market rent amortization, (ix) deferred non-cash tax expense, (x) capitalized leasing compensation, (xi) recurring capital expenditures and (xii) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related expense, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related expense, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2016

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended September 30, 2016, GAAP interest expense was $63 million, capitalized interest was $4 million and scheduled debt principal payments and preferred dividends was $22 million.

Three Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	30-Sep-16

Operating income	$115,750

Fee income	(1,517)
Other income	(2)
Depreciation and amortization	178,133
General and administrative	43,555
Severance related expense, equity acceleration, and legal expenses	2,580
Transaction expenses	6,015
Other expenses	(22)

Net Operating Income	$344,492

Cash Net Operating Income (Cash NOI)

Net Operating Income	$344,492
Straight-line rent, net	205
Above- and below-market rent amortization	(2,002)

Cash Net Operating Income	$342,694

Statement Regarding Forward- Looking Statements	Financial Supplement
Third Quarter 2016

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: supply and demand for data center and colocation space, the expected integration and financial contributions of the European portfolio acquisition, the expected financial impact of sale of a four-property data center portfolio and the acquisition and development of land parcels, the expected settlement of our forward sales agreements, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2016 and 2017 backlog NOI, NAV components, 2016 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including the European portfolio acquisition;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2015, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Note: Subtotals and totals may not equal the amounts reflected due to rounding.